Exhibit (c)(1)

CONFIDENTIAL – PRELIMINARY DRAFT Discussion Materials Strictly Private and Confidential Goldman Sachs & Co. LLC October 29, 2019

CONFIDENTIAL – PRELIMINARY DRAFT Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors and senior management of Craft Brew Alliance, Inc. (the "Company") in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. 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CONFIDENTIAL – PRELIMINARY DRAFT Table of Contents I. Public Market Perspectives on CBA II. Financial Analyses Appendix A: Supplemental Materials 2

CONFIDENTIAL – PRELIMINARY DRAFT I. Public Market Perspectives on CBA

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

Craft Brew Alliance Stock Price History

INVESTMENT BANKING DIVISION



$24
$22
$20
$18
$16
$14
$12
$10
$8
$6
Closing Price (USD)
1,500
1,200
900
600
300
0
Volume (000)
Oct-2014
Oct-2015
Oct-2016
Oct-2017
Oct-2018
Oct-2019
02-Dec-2014 Announces strategic partnership with Appalachian Mountain Brewery ("AMB")
27-Apr-2015 Reconfirms 2015 guidance after a Q1 earnings miss due to a reduction in wholesaler inventories
29-Sep-2015 Announces strategic partnership with Cisco Brewers
11-Jan-2016 Announces agreement with Pabst for potential sale of Woodinville brewery
23-Aug-2016 Announces a series of new commerical agreements with ABI and option to acquire the rest of CBA at qualifying offer of $24.50 by Aug-2019 Share Price: 22.5%
3-May-2017 Reconfirms 2017 guidance after reporting 14% depletion growth for Kona, 13% increase in total company net sales and 640 bps improvement in gross margin
08-Nov-2017 Announces Q3'17 results with 9% depletion growth for Kona with a 10% increase year-to-date
10-Oct-2018 Announces acquisition of partner brands, AMB, Cisco Brewers, and Wynwood Brewing
06-Mar-2019 Announces Q4'18 results with strong growth in Kona brand (~11%), but decreasing depletions and shipments for CBA as a whole
23-Aug-2019 ABI declines the $24.50 qualifying offer and announces one-time incentive payment of $20mm Share Price: (20.6)%
$ 8.33
Volume
Craft Brew Alliance

Source: Bloomberg as of 18-Oct-2019

Public Market Perspectives on CBA 4

CONFIDENTIAL – PRELIMINARY DRAFT Relative Stock Price Performance Over Time Craft Brew Alliance vs. Selected Publicly Traded Companies Last 1 Year Last 3 Years 180% 290% 160% 148.9% 240% 50.4% 140% 190% 120% 18.0% 14.4% 13.4% 100% (3.4)% 140% 24.2% (12.5)% 17.8% 16.2% 80% 90% 60% (28.2)% (50.6)% (48.3)% (53.9)% 40% 40% Oct-2018 Jan-2019 Apr-2019 AB InBev Jul-2019 Oct-2019 Oct-2016 Jul-2017 Apr-2018 Heineken Jan-2019 Oct-2019 Craft Brew Alliance Molson Coors Constellation Brands Boston Beer S&P 500 Cons Staples Source: Bloomberg as of 18-Oct-2019 1 Since 22-Aug-2019. Public Market Perspectives on CBA 5 Indexed Price Indexed Price Since announcement that ABI would not make a qualified offer1, CBA has seen a (35.7)% decline in its share price

CONFIDENTIAL – PRELIMINARY DRAFT Operational and Trading Benchmarking of Selected Public Companies Revenue Growth 2018A - 2021E EBITDA Growth 2018A - 2021E EPS Growth 2018A - 2021E 18.3% 2020E Margin 8.0% 9.4%18.0%24.1% 42.0%37.9%21.7% 15.6 % Median: 2.2% 20.4 % Median: 4.5% (2.6)% (2.6)% (0.5)% Mgmt. BREW SAMHEIA ABI STZ TAP Mgmt. Analysts Mgmt. Analysts Mgmt. Analysts 2020E EV / Sales 2020E EV / EBITDA 2020E P/E 6.5 x Median: 3.3 x Median: 12.7 x 34.7 x Median: 20.4 x 18.3 x 17.1 x 20.4 x 19.4 x 5 x 7 x 1 x Mgmt. BREW STZ ABI SAMHEIATAP Mgmt. BREW SAM STZ ABI HEIA TAP Mgmt. BREW SAM STZHEIA ABI TAP Mgmt. Analysts Mgmt. Analysts Mgmt. Analysts Source: CapIQ, market data as of 18-Oct-2019 Note: Management projections include deferred ABI international incentive revenue. Public Market Perspectives on CBA 6 14.3 x 12.7 x 12.5 x 11.1 x 9. 30.9 x 21.7 x NM 12. 1.1 x 1.0 x 5.3 x 3.3 x 3.0 x 2. 10.6% 5.0% 4.5% 2.6% 7.7% 5.4% 5.3% 1.7% 2.2% 1.4% 8.7% 15.5 % Median: 6.7% 6.7% 5.2% 1.6%

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Research Analyst Perspectives

($ in millions, except per share data)

Broker	Date of Last Research	Buy / Sell / Hold	Price Target	Valuation Methodology	2019E / 2020E EBITDA (mm)	2019E / 2020E EPS	Commentary
MKM Partners	19-Sep-2019	Buy	$16.00	■ DCF analysis assuming: — 6% revenue growth medium term — EBIT margin expansion from 3.2% in FY18 to 8% by 2025 — Terminal growth rate 2.5% — 7% WACC	$16 / $21	$0.10 / $0.31	"**CBA does not get proper credit for its strong Kona brand**, which is among the largest, share-gaining brand families in Craft Beer (500k annual bbls growing +HSD-LDD). **We estimate Kona alone is worth more than the enterprise value of CBA**. In turn, this implies unrealistic negative value for BREW's other brands… **We estimate that Kona alone is worth ~$350mn to equity holders, or ~80% upside to the current share price**"
Maxim Group	5-Sep-2019	Buy	$16.00	■ 7-year DCF analysis using 8% WACC and 3% terminal growth rate ■ Supporting metrics: EV / Revenue and EV / EBITDA multiples relative to peers	18 / 25	(0.07) / 0.36	"With the uncertainty around a potential ABI offer resolved, we believe **management is in a position to explore different strategic alternatives to increase shareholder returns** by improving operational efficiency, evaluating its SG&A expense structure, and/or making strategic transactions, including reconfiguring its brand portfolio to focus on its strongest SKUs."
Cowen and Company	5-Sep-2019	Buy	$14.00	■ Target sales multiple of ~1.5x ■ Additional methodologies: — P/E — Relative P/E vs. S&P 500 — Price-to-Sales — EV / EBITDA	- / -	(0.09) / 0.27	"While it is clearly a challenging time for BREW, we believe there is **real value in the assets under the company's control**, and we expect that **management and the Board are working diligently to pursue options that will clearly unlock value for shareholders**."
BMO	5-Sep-2019	Hold	$10.00	■ $500-600/bbl value for Kona (partially offset by the rest of BREW's portfolio)	13 / 15	0.01 / 0.07	"**We see little likelihood of material share-price recovery from current levels as a shareholder-friendly strategic outcome is unlikely in the near term, given ABI's significant ownership/control, lack of alignment** between BREW and ABI w/r/t to "favorable strategic outcome," and BREW's high dependency on ABI's distribution/brewery network, which limits its attractiveness for a non-ABI bidder."
Citi	16-Aug-2019	Hold	$15.00	■ Sales multiple of 1.2x based on 2020E net sales estimate of ~$244mm	21 / 24	0.32 / 0.43	"While we acknowledge that all beer—including craft—is under pressure in the U.S., **we believe that Kona can continue to gain market share as BREW continues to invest heavily behind the brand,** and we remain watchful of BREW's ability to leverage its pH experiment learnings."
Median			**$15.00**		**$17 / $23**	**$0.01 / $0.31**	

Source: Wall Street Research

Public Market Perspectives on CBA

7

CONFIDENTIAL – PRELIMINARY DRAFT Analysis at Various Prices ($ in millions, except per share data) Source: CBA filings, CBA projections prepared by management of CBA and approved for Goldman Sachs’ use by CBA (“CBA Management Projections”), market data as of 18-Oct-2019. Note: 52-Week high and low shown as intra-day prices. 1 Share price at close on 22-Aug-2019. 2 Calculated based on data provided by CBA management using treasury stock method. 3 Net calculated Debt and LTM EBITDA as of 30-Jun-2019. Net Debt reflects one-time $20mm cash payment from ABI. 4 Analyst estimates include Maxim, BMO, Cowen, and Citi. 5 Pro Forma Adjusted EBITDA calculated by applying 2020E adjusted EBITDA margin to 2019E sales to normalize SG&A costs in 2019E. Public Market Perspectives on CBA 8 Current Share Price Range Share Price $ 8.33 $ 14.00 $ 15.00 $ 16.00 $ 17.00 $ 18.00 $ 19.00 % Premium to Current ($ 8.33) % Premium to 10 Day VWAP ($ 8.29) % Premium to 30 Day VWAP ($ 8.26) % Premium to 52-Week Low 02-Oct-2019 ($ 7.93) % Premium to 52-Week High 07-Nov-2018 ($ 18.61) % Premium to Prior to ABI Announcement ($ 12.96) 1 Fully Diluted Shares Outstanding2 0.0% 0.5% 0.8% 5.0% (55.2)% (35.7)% 19.6 68.1% 80.1% 92.1% 104.1% 116.1% 128.1% 68.9% 80.9% 93.0% 105.0% 117.1% 129.2% 69.4% 81.5% 93.6% 105.7% 117.8% 129.9% 76.5% 89.2% 101.8% 114.4% 127.0% 139.6% (24.8)% (19.4)% (14.0)% (8.7)% (3.3)% 2.1% 8.0% 15.7% 23.5% 31.2% 38.9% 46.6% 19.7 19.7 19.7 19.7 19.7 19.7 Implied Equity Consideration $ 163 $ 276 $ 295 $ 315 $ 335 $ 355 $ 375 Value of Non-ABI Shares Debt Cash Net Debt3 $ 113 $ 53 (21) 32 $ 191 $ 204 $ 218 $ 232 $ 246 $ 260 $ 53 $ 53 $ 53 $ 53 $ 53 $ 53 (21) (21) (21) (21) (21) (21) 32 32 32 32 32 32 Implied Enterprise Value $ 195 $ 308 $ 328 $ 348 $ 367 $ 387 $ 407 Implied Multiples Metric EV / Q2 2019 LTM EBITDA3 $ 11 Analyst Projections (excludes deferred revenue)4 EV / 2019E Sales $ 210 EV / 2019E Adj. EBITDA16 EV / 2020E Adj. EBITDA21 Management Projections (excludes deferred revenue) EV / 2019E Sales $ 196 EV / 2019E Adj. EBITDA2 EV / 2019E Pro Forma Adj. EBITDA513 EV / 2020E Adj. EBITDA13 17.1 x 0.9 x 11.9 9.2 1.0 x NM 15.3 14.8 26.9 x 28.6 x 30.3 x 32.1 x 33.8 x 35.6 x 1.5 x 1.6 x 1.7 x 1.8 x 1.8 x 1.9 x 18.8 20.0 21.2 22.4 23.6 24.8 14.5 15.5 16.4 17.3 18.3 19.2 1.6 x 1.7 x 1.8 x 1.9 x 2.0 x 2.1 x NM NM NM NM NM NM 24.0 25.6 27.1 28.7 30.3 31.8 23.3 24.8 26.3 27.8 29.3 30.8

CONFIDENTIAL – PRELIMINARY DRAFT II. Financial Analyses

CONFIDENTIAL – PRELIMINARY DRAFT CBA Management Plan Overview Includes Deferred Revenue from ABI International Incentive ($ in millions, except per share data) Payment Total Shipments (‘000 bbls) Revenue Total Shipments 749 754 748 766 800 836 $ 227 $ 217 269 Kona Other CBA Brands1 265 261 $ 207 328 $ 206 $ 206 362 258 2017A 2018A 2019E 2020E 2021E 2022E 2017A 2018A 2019E 2020E 2021E 2022E Adjusted EBITDA EPS CAGR: NA $ 27 $ 0.50 $ 0.49 $(0.53) 2017A 2018A 2019E 2020E 2021E 2022E 2017A 2018A 2019E 2020E 2021E 2022E Source: CBA Management Projections 1 Other CBA brands include Widmer, Redhook, Omission, Cisco Brewers, Appalachian Mountain, Wynwood, Square Mile and all contract. Financial Analyses 10 $ 0.21$ 0.28 $ 0.06 $ 22 $ 17$ 18$ 16 $ 6 567 535 490 505 426 387 $ 199

CONFIDENTIAL – PRELIMINARY DRAFT Comparison of CBA Management and Street Estimates Projections ($ in millions, except per share data) Wall Street Consensus '18 - '21 CAGR '18 - '21 CAGR FYE - 31-Dec Revenue 1.7% 5.4% % Growth bps to Street Gross Profit 3.1% 9.6% % Margin bps to Street 7.7% 10.6% % EBITDA Margin bps to Street 8.7% 1.6 % bps to Street Source: CBA Management Projections, Wall Street Research as of 18-Oct-2019 Note: CBA Management Projections includes deferred revenue from ABI international incentive payment for purposes of comparison. Financial Analyses 11 EPS Adj. EBITDA 2018A 2019E2020E2021E $ 206 (0.6)% $ 68 33.1% $ 210$ 227$ 241 1.8%8.0%6.5% ---$ 75$ 83$ 90 35.9%36.7%37.3% ---$ 18 $ 16$ 21$ 24 8.5% 7.8%9.4%9.8% ---$ 0.21 $ 0.01$ 0.27$ 0.22 ---CBA Management Projections 2018A 2019E2020E2021E $ 206 (0.6)% $ 68 33.1% $ 199$ 206$ 217 (3.3)%3.3%5.3% (504)(473)(123) $ 67$ 69$ 75 33.5%33.5%34.5% (240)(322)(279) $ 18 $ 6$ 16$ 22 8.5% 2.8%8.0%10.1% (503)(136)29 $ 0.21 $(0.53)$ 0.06$ 0.28 (54)(21)6

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

Illustrative Preliminary Valuation for CBA

INVESTMENT BANKING DIVISION

Current Share Price: $8.33

Category	Analysis	Illustrative Price per Share (Low)	Illustrative Price per Share (High)	Comments
Financial Analyses	Discounted Cash Flow	$ 11.45	$ 16.83	■ 2.0% to 2.5% perpetuity growth rate ■ 6.0% to 7.0% weighted average cost of capital ■ Implied midpoint terminal LTM EV/EBITDA multiple of 13.2x
Financial Analyses	Present Value of Future Share Price	$ 10.35	$ 14.53	■ 11.0x – 15.0x multiple applied to 2022E EBITDA — Current NTM EV/EBITDA: 11.8x — Industry Peers NTM EV/EBITDA: 12.8x ■ Cost of equity of 7%
Financial Analyses	Selected Precedent Transactions	$ 3.84	$ 12.13	■ 9.4x – 23.6x multiple applied to Q2 2019 LTM EBITDA of $11mm — Low: Hartwall / Danish Royal Unibrew (2013) — High: Fuller, Smith & Turner's Beer Business / Asahi (2019)
Financial Analyses	Precedent Public Takeover Premia	$10.64	$13.74	■ Based on precedent public M&A 1-day premia for all cash transactions since 2014 with EV $100mm – $1,000mm — Low: 25% percentile of ~14.0% — High: 75% percentile of ~47.3%
Reference Information	Public Comps Trading	$ 4.76	$ 10.69	■ 9.5x – 18.3x multiple applied to 2020E EBITDA — Low: Molson Coors — High: Boston Beer
Reference Information	52-Week Trading Range (Intraday)	$ 7.93	$ 18.61	■ **High:** $18.61 (07-Nov-2018) ■ **Low:** $7.93 (2-Oct-2019)
Reference Information	Analyst Price Targets	$ 10.00	$ 16.00	■ **High:** $16.00, Maxim Group (05-Sep-2019) ■ **Low:** $10.00, BMO Capital Markets (05-Sep-2019)

Source: CBA Management Projections, company filings, Bloomberg, Wall Street Research. Market data as of 18-Oct-2019
Note: Balance sheet data as end of Q2 2019 with net debt of $32mm, comprised of $21mm cash (which includes $20mm cash payment from ABI) and $53mm gross debt, 19.5mm basic shares outstanding and fully diluted shares calculated as end of Q2 2019 per CBA management.

Financial Analyses 12

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Discounted Cash Flow Analysis
($ in millions)

FYE Dec-31	FY2019E	FY2020E	FY2021E	FY2022	FY2023	FY2024	Terminal Year
Revenue	$ 196.2	$ 202.7	$ 213.6	$ 224.1	$ 230.8	$ 237.7	$ 237.7
% Growth		*3.3 %*	*5.4 %*	*4.9 %*	*3.0 %*	*3.0 %*	*0.0 %*
Adjusted EBITDA[1]	$ 2.3	$ 13.2	$ 18.7	$ 24.0	$ 25.1	$ 26.0	$ 26.0
% Margin	*1.2 %*	*6.5 %*	*8.8 %*	*10.7 %*	*10.9 %*	*10.9 %*	*10.9 %*
Adjusted EBIT	**$(15.1)**	**$(0.5)**	**$ 4.8**	**$ 10.1**	**$ 10.8**	**$ 11.2**	**$ 19.8**
% Margin	*(7.7)%*	*(0.3)%*	*2.3 %*	*4.5 %*	*4.7 %*	*4.7 %*	*8.3 %*
(-) Taxes		0.0	(1.2)	(2.4)	(2.6)	(2.7)	(4.8)
% Tax Rate		-	*24.1 %*	*24.1 %*	*24.1 %*	*24.1 %*	*24.1 %*
Unlevered Net Income		**$(0.5)**	**$ 3.7**	**$ 7.7**	**$ 8.2**	**$ 8.5**	**$ 15.1**
(+) D&A		12.0	12.1	12.1	12.5	12.9	4.2
(-) Δ in NWC		(0.5)	(0.8)	(0.9)	(0.9)	(0.9)	(0.9)
(-) Capex		(13.5)	(4.0)	(4.0)	(4.1)	(4.2)	(4.2)
Unlevered Free Cash Flow		**$(2.5)**	**$ 11.0**	**$ 15.0**	**$ 15.7**	**$ 16.2**	**$ 14.2**

Equity Value per Share

Discount Rate	Perpetuity Growth Rate 2.00 %	2.25 %	2.50 %
6.0 %	$ 14.76	$ 15.73	$ 16.83
6.6 %	12.53	13.23	14.02
7.0 %	11.45	12.04	12.69

Implied Terminal LTM EBITDA Multiple

Discount Rate	Perpetuity Growth Rate 2.00 %	2.25 %	2.50 %
6.0 %	14.3 x	15.3 x	16.4 x
6.6 %	12.4	13.2	14.0
7.0 %	11.5	12.1	12.8

Source: CBA Management Projections

Note: Cash flows discounted to 31-Dec-2020 using mid-year convention for cash flows as end of 31-Dec-2020. Terminal value calculated as of FY2024E. Reflects net debt of $32mm as end of Q2 2019, comprised of $21mm cash (which includes $20mm cash payment from ABI) and $53mm gross debt as end of Q2 2019 in calculation of equity value per CBA management. Reflects 19.465mm shares outstanding including 0.306mm options, 0.047mm RSUs and 0.079 PSUs per CBA management. Reflects marginal tax rate of 24.1% per CBA management.

[1] Adjusted EBITDA includes stock based compensation.

Financial Analyses

13

CONFIDENTIAL – PRELIMINARY DRAFT Illustrative Public Market Present Share Price Analysis Based on Forward EV/EBITDA Multiple Value of Future Present Value of Future Stock Price at 7 % Cost of Equity1 Future Value of Stock Price $18.00 $18.00 78 Forward EV / EBITDA Multiple 53 36 Current 11.8x 44 Industry Peers $12.00 $12.00 12.8x CBA 3-Year Average 17.5x $ 9.66 $ 8.40 $ 8.29 Average Since ABI Non-Offer2 14.6x $6.00 $6.00 $0.00 $0.00 Current Price 2019E 2020E 2021E Current Price 2019E 2020E 2021E Current 11.0x Forward EV/EBITDA 13.0x Forward EV/EBITDA 15.0x Forward EV/EBITDA As Of Dec-2019 Dec-2020 Dec-2021 ’19 – ’21 CAGR Fwd. EBITDA $ 13.2 $ 18.7 $ 24.0 34.8% 44.9 39.5 30.7 Debt 11.0 1.0 1.0 Cash3 Source: CBA Management Projections Note: “Current” represents CBA share price as of 18-Oct-2019. Present value reflects implied future value of stock price discounted back to 18-Oct-2019. 1 Please refer to pg. 21 for detailed calculation of cost of equity. 2 Since day prior to ABI announcement of incentive payment on 22-Aug-2019. 3 Includes proceeds from $20mm ABI payment. Financial Analyses 14 $ 14. $ 11.40$ 12. $ 10.35 $ 8.33 $ 6.95$ 7.90 $ 5.62 $ 16. $ 14. $ 12.33 $ 11.94 $ 10.45 $ 8.33 $ 7.04$ 8.55 $ 5.69

CONFIDENTIAL – PRELIMINARY DRAFT Selected Precedent ($ in millions) Transactions Anounced Date EV / LTM EBITDA Target Acquirer Enterprise Value Jan-2019 Fuller, Smith & Turner's Beer Business Asahi $ 250 23.6 x Dec-2016 AB-InBev (CEE Brands) Asahi 7,767 14.8 Nov-2015 MillerCoors (58% stake) Molson Coors 12,000 11.4 Nov-2015 SABMiller AB InBev 114,252 16.1 Jan-2014 Oriental Brewery AB InBev 5,500 11.0 Jul-2013 Hartwall Danish Royal Unibrew 610 9.4 Jun-2012 Grupo Modelo (49.7% stake) AB InBev 32,200 14.7 Sep-2011 Foster's SABMiller 12,103 14.6 Jul-2008 Anheuser-Busch InBev 60,479 12.5 Jun-2008 Scottish & Newcastle Heineken and Carlsberg 14,854 14.3 Nov-2007 Grolsch SABMiller 1,638 15.8 For Reference Nov-2015 Ballast Point Constellation Brands $ 1,000 31.5 x Source: Company filings, press releases and investor presentations Financial Analyses 15 Median 14.6 x Mean 14.4

CONFIDENTIAL – PRELIMINARY DRAFT Acquisition Premia for All Cash Transactions U.S. Deals $100mm - $1,000mm in Enterprise Value Median 1 Day Premia on All Cash Transactions Precedent Transactions 75th Percentile: 47.3 % Precedent Transactions Median: 27.5 % Precedent Transactions 25th Percentile: 14.0% 35.0% 2014 2015 2016 2017 2018 2019 YTD 82 106 134 110 103 74 Transactions (#) Source: Thomson Reuters as of 18-Oct-2019 Financial Analyses 16 31.3% 27.6% 28.8% 24.0% 19.1%

CONFIDENTIAL – PRELIMINARY DRAFT Public Market Trading Multiples Over Time LTM EV / EBITDA NTM EV / EBITDA 35x Since Since 63x ay ay .8 x .3 .9 .1 .8 .8 11.8 x 12.8 9.5 17.2 19.3 12.6 56x 30x 49x 25x 42x 35x 20x 19.3 x 17.2 x 29.1 x 27.8 x 24.8 x 28x 15x 12.8 x 12.6 x 11.8 x 21x 10x 9.5 x 14x 13.3 x 9.9 x 9.8 x 7x 5x Oct-2014 Jan-2016 Apr-2017 Jul-2018 Oct-2019 Oct-2014 Jun-2016 Feb-2018 Oct-2019 Source: Bloomberg, CapIQ and IBES estimates. Market data as of 18-Oct-2019 Note: NTM EBITDA estimates for Craft Brew Alliance are unavailable prior to 19-Oct-2017. NTM EBITDA estimates for Heineken are unavailable past 5-Mar-2019. 1 Since announcement shows performance since day prior to ABI announcement of incentive payment on 22-Aug-2019. Financial Analyses 17 LTM EBITDA Multiple NTM-Time Weighted EBITDA Multiple Average 3Y 1Y 3MAnnoucement1Tod Craft Brew Alliance17.5 x 16.5 x 14.6 x14.6 x Anheuser-Busch13.412.012.712.7 Molson Coors10.49.29.19.1 Constellation Brands16.116.117.517.5 Boston Beer Company14.717.820.220.2 Heineken11.311.412.212.2 Average3Y1Y3MAnnouncement1 Tod Craft Brew Alliance26.1 x28.0 x34.1 x29.2 x27 Anheuser-Busch15.812.913.513.513 Molson Coors13.19.79.69.79 Constellation Brands15.613.922.027.029 Boston Beer Company15.520.924.724.524 Heineken9.29.49.89.79

CONFIDENTIAL – PRELIMINARY DRAFT Appendix A: Supplemental Materials

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

Summary of Management Financial Plan

Excludes Deferred Revenue from ABI International Incentive Payment

INVESTMENT BANKING DIVISION

Income Statement ($ in millions, except per share data)

			Management Projections							
FYE 31-Dec	2017A	2018A	2019E	2020E	2021E	2022E	2023E	2024E	'17 - '19 CAGR	'19 - '22 CAGR
Beer Revenue	$ 176.4	$ 176.2	$ 171.7	$ 177.6	$ 187.4	$ 197.7	$ 203.6	$ 209.8		
% Growth		*(0.2)%*	*(2.5)%*	*3.5 %*	*5.5 %*	*5.5 %*	*3.0 %*	*3.0 %*		
Pub Revenue	$ 27.6	$ 24.0	$ 24.5	$ 25.1	$ 26.1	$ 26.4	$ 27.2	$ 28.0		
% Growth		*(13.0)%*	*2.1 %*	*2.2 %*	*4.3 %*	*0.9 %*	*3.0 %*	*3.0 %*		
Total Revenue	**$ 204.1**	**$ 200.2**	**$ 196.2**	**$ 202.7**	**$ 213.6**	**$ 224.1**	**$ 230.8**	**$ 237.7**	**(1.9)%**	**4.5 %**
% Growth	*0.0 %*	*(1.9)%*	*(2.0)%*	*3.3 %*	*5.4 %*	*4.9 %*	*3.0 %*	*3.0 %*		
Beer COGS	$ 116.4	$ 115.2	$ 110.7	$ 114.7	$ 119.2	$123.0	$126.7	$130.5		
% of Revenue	*66.0 %*	*65.4 %*	*64.5 %*	*64.6 %*	*63.6 %*	*62.2 %*	*62.2 %*	*62.2 %*		
Pub COGS	$ 25.8	$ 22.7	$ 22.0	$ 22.3	$ 22.8	$ 22.9	$ 23.6	$ 24.3		
% of Revenue	*93.3 %*	*94.3 %*	*89.5 %*	*88.9 %*	*87.2 %*	*86.7 %*	*86.7 %*	*86.7 %*		
Total COGS	**$ 142.2**	**$ 137.9**	**$ 132.6**	**$ 137.0**	**$ 142.0**	**$ 145.9**	**$ 150.2**	**$ 154.8**	**(3.4)%**	**3.2 %**
Beer Gross Profit	$ 60.0	$ 61.0	$ 61.0	$ 62.9	$ 68.2	$ 74.7	$ 77.0	$ 79.3		
Pub Gross Profit	1.8	1.4	2.6	2.8	3.3	3.5	3.6	3.7		
Total Gross Profit	**$ 61.9**	**$ 62.3**	**$ 63.6**	**$ 65.7**	**$ 71.6**	**$ 78.2**	**$ 80.6**	**$ 83.0**	**1.4 %**	**7.2 %**
% Margin	*30.3 %*	*31.1 %*	*32.4 %*	*32.4 %*	*33.5 %*	*34.9 %*	*34.9 %*	*34.9 %*		
SG&A	$ 60.5	$ 62.6	$ 74.0	$ 66.2	$ 66.8	$ 68.1	$ 69.8	$ 71.8		
SG&A - Kona Lawsuit	-	-	$ 4.7	-	-	-	-	-		
% of Revenue	*29.6 %*	*31.3 %*	*37.7 %*	*32.7 %*	*31.3 %*	*30.4 %*	*30.2 %*	*30.2 %*		
% Growth	-	*3.5 %*	*18.2 %*	*(10.5)%*	*0.8 %*	*2.0 %*	*2.5 %*	*2.8 %*		
Operating Income	**$ 1.4**	**$(0.2)**	**$(15.1)**	**$(0.5)**	**$ 4.8**	**$ 10.1**	**$ 10.8**	**$ 11.2**	**NA**	**NA**
% Margin	*0.7 %*	*(0.1)%*	*(7.7)%*	*(0.3)%*	*2.3 %*	*4.5 %*	*4.7 %*	*4.7 %*		
EBITDA	**$ 14.1**	**$ 11.6**	**$(2.4)**	**$ 13.2**	**$ 18.7**	**$ 24.0**	**$ 25.1**	**$ 26.0**		
% Margin	*6.9 %*	*5.8 %*	*(1.2)%*	*6.5 %*	*8.8 %*	*10.7 %*	*10.9%*	*10.9%*		
Adjusted EBITDA[1]	**$ 14.1**	**$ 11.6**	**$ 2.3**	**$ 13.2**	**$ 18.7**	**$ 24.0**	**$ 25.1**	**$ 26.0**	**(59.5)%**	**118.5 %**
% Margin	*6.9 %*	*5.8 %*	*1.2 %*	*6.5 %*	*8.8 %*	*10.7 %*	*10.9%*	*10.9%*		

Source: CBA Management Projections
Note: Reflects tax rate of 24% per CBA management.
[1] Adjusted EBITDA adjusts for $4.7mm charge related to Kona class action lawsuit in 2019E.

Supplemental Materials 19

CONFIDENTIAL – PRELIMINARY DRAFT Total Shipments by Brand 2019E 2020E 2021E 2022E Kona % Growth 490,196 504,902 3.0% 535,380 6.0% 567,025 5.9 % Widmer % Growth 89,868 77,835 (13.4)% 77,603 (0.3)% 77,373 (0.3)% Redhook % Growth 60,088 52,099 (13.3)% 52,065 (0.1)% 52,032 (0.1)% Omission % Growth 39,941 41,774 4.6% 41,774 0.0% 41,774 0.0 % Cisco Brewers % Growth 22,619 23,298 3.0% 24,256 4.1% 25,086 3.4 % Appalachian Mountain % Growth 12,889 13,964 8.3% 14,538 4.1% 15,035 3.4 % Wynwood % Growth 11,286 27,636 144.9% 30,348 9.8% 33,439 10.2 % Square Mile % Growth 6,919 6,442 (6.9)% 6,442 0.0% 6,442 0.0 % All Contract % Growth 14,288 18,079 26.5% 18,079 0.0% 18,079 0.0 % Source: CBA Management Projections Supplemental Materials 20 Total Shipments747,531766,028800,485836,285

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Weighted Average Cost of Capital Analysis
($ in millions)

WACC Calculation

Debt / Cap	10.0 %
Equity / Cap	90.0 %
Implied Debt / Equity Ratio	**0.11**
Risk-Free Rate	2.05 %
Equity Beta	0.90
Equity Risk Premium	5.20 %
Cost of Equity	**6.73 %**
Illustrative Pre-Tax Cost of Debt	7.50 %
After-Tax Cost of Debt	5.70 %
Weighted-Average Cost of Capital	**6.62 %**

Sensitivity Table

		Debt / Total Capitalization		
		5.0%	10.0%	15.0%
Equity Beta	0.80	6.18%	6.16%	6.13%
	0.90	6.67%	6.62%	6.57%
	1.00	7.17%	7.09%	7.01%

For Reference: Selected Public Companies

Company	Historical Equity Beta	Predicted Beta	Total Debt (mm)	Total Cash (mm)	Net Debt (mm)	Basic Market Cap	Debt to Cap	Asset Beta
Craft Brew Alliance	0.56	1.00	$ 74	$ 0.5	$ 73	$ 162	31.1 %	0.41
AB InBev	1.49	1.22	$ 112,741	$ 12,740	$ 100,001	$ 182,343	35.4 %	1.10
Boston Beer	0.57	0.91	$ 82	$ 3	$ 79	$ 4,715	1.6 %	0.56
Constellation Brands	0.79	0.88	$ 13,536	$ 81	$ 13,455	$ 37,594	26.4 %	0.64
Heineken	0.89	0.67	$ 17,839	$ 1,751	$ 16,088	$ 55,684	22.4 %	0.73
Molson Coors	1.24	0.85	$ 9,812	$ 490	$ 9,322	$ 12,328	43.1 %	0.83
Median (Excl. CBA)	**0.89**	**0.88**	**$ 13,536**	**$ 490**	**$ 13,455**	**$ 37,594**	**26.4 %**	**0.73**
Mean (Excl. CBA)	**1.00**	**0.91**	**$ 30,802**	**$ 3,013**	**$ 27,789**	**$ 58,533**	**25.8 %**	**0.77**

Source: Axioma and CapIQ as of 18-Oct-2019

Note: Equity beta for WACC calculation uses median of selected peers. Equity beta calculated using Axioma historical methodology.

Supplemental Materials

21

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Craft Brew Alliance's Top 25 Institutional Investors

Institution	Refinitiv Style	AUM ($bn)	Cost Basis and Returns: Cost Basis[1]	Cost Basis and Returns: Unrealized Gain[2]	Q3 '19: % OS	Q3 '19: Shares (mm)	Historical Positions (Shares in mm): Q2 '19	Q1 '19	Q4 '18	Q3 '18	Q2 '18	Q1 '18
Anheuser-Busch Companies LLC	Strategic	$ 0.0	$ 2.73	205.1 %	31.3 %	6.1	6.1	6.1	6.1	6.1	6.1	6.1
Bill Healy Foundation	Strategic	0.0	15.60	(46.6)	7.2	1.4	1.4	1.4				
Dimensional Fund Advisors	Quantitative	409.3	7.50	11.0	6.9	1.3	1.3	1.4	1.3	1.3	1.3	1.3
Cannell Capital	Hedge Fund	0.4	17.39	(52.1)	4.3	0.8	0.8	0.8	0.8	0.6	0.6	0.7
BlackRock Institutional Trust Co.	Index	2,197.8	12.27	(32.1)	3.7	0.7	0.7	0.6	0.6	0.6	0.6	0.5
Vanguard	Index	3,689.4	12.54	(33.6)	3.4	0.7	0.7	0.6	0.6	0.5	0.5	0.4
Boyle (Timothy P)	Strategic	2.4	2.66	212.9	2.5	0.5	0.5	0.5	0.5	0.5	0.5	0.5
Susquehanna International Group, LLP	Other	39.4	15.71	(47.0)	1.4	0.3	0.3	0.3	0.0		0.0	
Renaissance Tech.	Quantitative	113.1	17.61	(52.7)	1.2	0.2	0.2	0.3	0.2	0.3	0.2	0.1
State Street Global Advisors (US)	Index	1,395.4	12.55	(33.6)	1.2	0.2	0.2	0.2	0.2	0.2	0.3	0.2
Northern Lights Fund Trust II Balter L/S Small Cap Equity Fu	Other	0.2	16.50	(49.5)	1.1	0.2	0.2	0.3	0.2	0.2	0.2	0.2
Raymond James & Associates, Inc.	Broker Dealer	69.8	9.30	(10.5)	0.9	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Northern Trust Investments, Inc.	Index	277.6	10.30	(19.1)	0.8	0.2	0.2	0.1	0.1	0.2	0.1	0.1
Nuveen LLC	Pension	369.3	14.75	(43.5)	0.8	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Geode Capital Management, L.L.C.	Index	478.9	13.71	(39.2)	0.8	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Neuberger Berman, LLC	GARP	89.2	8.61	(3.2)	0.7	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Morgan Stanley & Co. LLC	Broker Dealer	55.8	15.75	(47.1)	0.6	0.1	0.1	0.1	0.0	0.1	0.0	0.0
Putnam Investment Management, L.L.C.	Growth	49.9	17.58	(52.6)	0.6	0.1	0.1	0.1	0.1	0.1	0.2	0.3
Two Sigma	Hedge Fund	66.0	19.05	(56.3)	0.6	0.1	0.1	0.1	0.2	0.2	0.1	0.1
Prelude Capital Management, LLC	Hedge Fund	1.0	16.76	(50.3)	0.5	0.1	0.1	0.1	0.1	0.0	0.0	0.0
WEDGE Capital Management, L.L.P.	Value	8.7	17.74	(53.1)	0.5	0.1	0.1	0.1	0.1	0.1	0.1	0.1
MacKay Shields LLC	GARP	12.4	17.11	(51.3)	0.4	0.1	0.1	0.1	0.1	0.1	0.0	0.1
First Manhattan Company	Value	18.1	8.63	(3.5)	0.4	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Manatuck Hill Partners, LLC	Hedge Fund	0.2	2.93	184.4	0.4	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Deutsche Asset Management Americas	Growth	72.6	15.68	(46.9)	0.3	0.1	0.1	0.1	0.0	0.1	0.1	0.0
Total					72.6 %	14.1	14.1	13.9	12.1	11.7	11.4	11.3
Median			$ 14.75	(43.5)%								
Weighted Average[3]			$ 8.37	79.9 %								

Source: Thomson, Capital IQ; market data as of 18-Oct-2019; latest ownership data represents Q3'19 13F filings

[1] Calculated as the weighted average cost of current shares held based on quarterly VWAPs and all share purchases from Q1 '05 – Q3 '19.

[2] Based on share price at market close on 18-Oct-2019 (USD$8.33).

[3] Weighted by number of shares held in Q3 '19.

Supplemental Materials

22

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

Craft Brew Alliance's Top 25 Active Mutual and Hedge Fund Holders

INVESTMENT BANKING DIVISION

			Cost Basis and Returns		Q3 '19		Historical Positions (Shares in mm)					
Fund	Refinitiv Style	AUM ($bn)	Cost Basis[1]	Unrealized Gain[2]	% OS	Shares (mm)	Q2 '19	Q1 '19	Q4 '18	Q3 '18	Q2 '18	Q1 '18
Cannell Capital	Hedge Fund	$ 0.4	$ 17.39	(52.1)%	4.3 %	0.8	0.8	0.8	0.8	0.6	0.6	0.7
DFA U.S. Small Cap Portfolio	Quantitative	17.0	13.87	(39.9)	1.9	0.4	0.4	0.4	0.4	0.4	0.3	0.3
DFA U.S. Targeted Value Portfolio	Quantitative	10.6	13.74	(39.4)	1.3	0.3	0.2	0.2	0.2	0.2	0.2	0.2
Renaissance Tech.	Quantitative	113.1	17.61	(52.7)	1.2	0.2	0.2	0.3	0.2	0.3	0.2	0.1
DFA U.S. Micro Cap Portfolio	Quantitative	6.3	12.34	(32.5)	1.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Two Sigma	Hedge Fund	66.0	19.05	(56.3)	0.6	0.1	0.1	0.1	0.2	0.2	0.1	0.1
Prelude Capital Management, LLC	Hedge Fund	1.0	16.76	(50.3)	0.5	0.1	0.1	0.1	0.1	0.0	0.0	0.0
DFA Tax-Managed U.S. Value	Quantitative	4.5	8.52	(2.2)	0.5	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Putnam Small Cap Value Fund	Value	0.2	17.61	(52.7)	0.4	0.1	0.1	0.1	0.1	0.1	0.0	0.1
TIAA-CREF Quant Small-Cap Equity Fund	GARP	3.0	13.81	(39.7)	0.4	0.1	0.1					
Manatuck Hill Partners, LLC	Hedge Fund	0.2	2.93	184.4	0.4	0.1	0.1	0.1	0.1	0.1	0.1	0.1
DFA Tax-Managed U.S. Small Cap	Quantitative	3.0	10.40	(19.9)	0.4	0.1	0.1	0.1	0.1	0.1	0.1	0.1
MainStay VP MacKay Small Cap Core Portfolio	GARP	0.6	16.42	(49.3)	0.3	0.1	0.0	0.0	0.0	0.0	0.0	0.0
AMG Managers Emerging Opp.	Growth	0.2	16.43	(49.3)	0.3	0.1	0.1	0.0	0.0	0.0	0.0	0.0
CREF Stock Account	Growth	113.7	17.45	(52.3)	0.3	0.0	0.0	0.0	0.1	0.0	0.0	0.0
Noked Capital Ltd.	Hedge Fund	0.2	16.59	(49.8)	0.2	0.0	0.0	0.0	0.0			
DFA U.S. Core Equity 2 Portfolio	Quantitative	27.1	10.80	(22.9)	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Putnam VT Small Cap Value	GARP	0.1	17.60	(52.7)	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0
GSA Capital Partners LLP	Hedge Fund	0.9	15.27	(45.4)	0.2	0.0	0.0	0.0		0.0	0.0	0.0
DFA U.S. Core Equity 1 Portfolio	Quantitative	26.0	12.72	(34.5)	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0
MainStay MacKay Small Cap Core Fund	Value	0.4	13.88	(40.0)	0.2	0.0	0.0					
Perkins Discovery Fund	GARP	0.0	18.68	(55.4)	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0
DFA U.S. Vector Equity Portfolio	Quantitative	4.6	8.60	(3.1)	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0
AdvisorShares Vice ETF	Other	0.0	15.05	(44.7)	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Coatue Capital	Hedge Fund	11.0	14.33	(41.9)	0.1	0.0	0.0					
Total					**15.7 %**	**3.0**	**3.0**	**2.9**	**2.8**	**2.5**	**2.2**	**2.3**
Median			**$ 15.05**	**(44.7)%**								
Weighted Average[3]			**$ 15.11**	**(38.5)%**								

Source: Thomson, Capital IQ; market data as of 18-Oct-2019; latest ownership data represents Q3'19 13F filings

[1] Calculated as the weighted average cost of current shares held based on quarterly VWAPs and all share purchases from Q1 '05 – Q3 '19.

[2] Based on share price at market close on 18-Oct-2019 (USD$8.33).

[3] Weighted by number of shares held in Q3 '19.

Supplemental Materials 23

CONFIDENTIAL – PRELIMINARY DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Comparison of Selected Companies

($ in millions, except per share data)

Company	Closing Price 18-Oct-2019	% of 52 Week High	Adjusted Equity Market Cap (1)	Adjusted Enterprise Value (1)	Enterprise Value Multiples (2) Sales 2019	Sales 2020	Sales 2021	EBITDA 2019	EBITDA 2020	EBITDA 2021	Calendarized P/E Multiples (2) 2019	2020	2021	5-Year EPS CAGR (2)	2020 PE/5-Year EPS CAGR	Dividend Yield
Craft Brew Alliance (Analyst)	**$ 8.33**	**45 %**	**$ 162**	**$ 235**	**1.1 x**	**1.0 x**	**1.0 x**	**14.4 x**	**11.1 x**	**9.9 x**	**833.0 x**	**30.9 x**	**37.9 x**	**27.5 %**	**1.1 x**	**0.0 %**
AB InBev (3)	€ 83.54	90 %	$ 200,168	$ 300,169	5.5 x	5.3 x	5.1 x	13.2 x	12.7 x	11.9 x	19.2 x	19.4 x	17.6 x	16.2 %	1.2 x	3.4 %
Boston Beer	$ 393.56	89	4,715	4,793	3.9	3.3	3.1	22.9	18.3	16.4	42.8	34.7	30.4	17.6	2.0	0.0
Constellation Brands	197.02	87	37,594	51,362	6.4	6.5	6.1	17.3	17.1	15.7	22.9	21.7	18.7	5.8	3.8	1.5
Heineken (4)	€ 97.66	94	65,745	83,667	3.1	3.0	2.9	13.2	12.5	11.7	22.1	20.4	18.9	7.2	2.8	2.6
Molson Coors	$ 56.98	84	12,523	21,845	2.1	2.1	2.1	9.5	9.5	9.6	13.0	12.7	12.3	(3.9)	NM	4.0
High		94 %	$ 200,168	$ 300,169	6.4 x	6.5 x	6.1 x	22.9 x	18.3 x	16.4 x	42.8 x	34.7 x	30.4 x	17.6 %	3.8 x	4.0 %
Mean		89	64,149	92,367	4.2	4.0	3.9	15.2	14.0	13.1	24.0	21.8	19.6	8.6	2.4	2.3
Median		89	37,594	51,362	3.9	3.3	3.1	13.2	12.7	11.9	22.1	20.4	18.7	7.2	2.4	2.6
Low		84	4,715	4,793	2.1	2.1	2.1	9.5	9.5	9.6	13.0	12.7	12.3	(3.9)	1.2	0.0

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research.
(3) EV adjusted for 61.9% ownership in AmBev and sale of CCBA stake to Coca-Cola.
(4) EV adjusted for market value of investments in CCU (30%) and other minorities.

Supplemental Materials 24

HIGHLY CONFIDENTIAL Craft Brew Alliance Special Committee Materials Strictly Private and Confidential Goldman Sachs & Co. LLC November 11, 2019

HIGHLY CONFIDENTIAL Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Special Committee of the Board of Directors (the “Special Committee Board”) and senior management of Craft Brew Alliance, Inc. (the "Company") in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Special Committee and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand. 1

HIGHLY CONFIDENTIAL Table of Contents I. II. III. Transaction Overview Financial Projections Financial Analyses Appendix A: Appendix B: Weighted Average Cost of Capital Calculation Additional Supplemental Materials 2

HIGHLY CONFIDENTIAL I. Transaction Overview

HIGHLY CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Summary of Key Economic Terms

Proposal Submitted on 08-Nov-2019

($ in millions, except per share data)

	Metric	Current	Offer Price
Share Price		**$ 7.29**	**$ 16.50**
% Premium to Current ($ 7.29)		-	*126.3 %*
% Premium to 10 Day VWAP ($ 7.56)		*(3.5)%*	*118.3 %*
% Premium to 30 Day VWAP ($ 7.97)		*(8.5)%*	*107.0 %*
% Premium to 52-Week Low 31-Oct-2019 ($ 7.11)		*2.5 %*	*132.1 %*
% Premium to 52-Week High 08-Nov-2018 ($ 18.07)		*(59.7)%*	*(8.7)%*
% Premium to Prior to ABI Announcement ($ 12.96)[1]		*(43.8)%*	*27.3 %*
Fully Diluted Shares Outstanding[2]		19.8	19.9
Implied Equity Consideration		**$ 144**	**$ 329**
Value of Non-ABI Shares		*$ 100*	*$ 229*
Debt		$ 41	$ 41
Cash		(10)	(10)
Net Debt[3]		31	31
Implied Enterprise Value		**$ 175**	**$ 360**
Implied Multiples	***Metric***		
EV / Q2 2019 Adj. LTM EBITDA[3]	*$ 11*	15.3 x	31.4 x
Analyst Projections (excludes deferred revenue)[4]			
EV / 2019E Sales	*$ 210*	0.8 x	1.7 x
EV / 2019E Adj. EBITDA	*16*	10.7	21.9
EV / 2020E Adj. EBITDA	*21*	8.3	17.0
Management Projections (excludes deferred revenue)			
EV / 2019E Sales	*$ 196*	0.9 x	1.8 x
EV / 2019E Adj. EBITDA	*2*	NM	NM
EV / 2019E Pro Forma Adj. EBITDA[5]	*13*	13.7	28.1
EV / 2020E Adj. EBITDA	*13*	13.2	27.2

Source: CBA filings, CBA projections prepared by management of CBA and approved for Goldman Sachs' use by Special Committee of CBA ("CBA Management Projections"), market data as of 08-Nov-2019. Note: 52-Week high and low shown as intra-day prices. [1] Share price at close on 22-Aug-2019. [2] Calculated based on data provided by CBA management using treasury stock method. [3] Net Debt calculated per CBA Management as of 31-Oct-2019 and LTM EBITDA as of 30-Jun-2019. Net Debt reflects one-time $20mm cash payment from ABI with $10mm used to paydown debt. [4] Analyst estimates include Maxim, BMO, Cowen, and Citi. [5] Pro Forma Adjusted EBITDA calculated by applying 2020E adjusted EBITDA margin to 2019E sales to normalize SG&A costs in 2019E.

Transaction Overview 4

HIGHLY CONFIDENTIAL
INVESTMENT BANKING DIVISION

Craft Brew Alliance Stock Price History


$24
$22
$20
$18
$16
$14
$12
$10
$8
$6
Closing Price (USD)
1,500
1,200
900
600
300
0
Volume (000)
Nov-2014
Nov-2015
Nov-2016
Nov-2017
Nov-2018
Nov-2019
02-Dec-2014 Announces strategic partnership with Appalachian Mountain Brewery ("AMB")
27-Apr-2015 Reconfirms 2015 guidance after a Q1 earnings miss due to a reduction in wholesaler inventories
29-Sep-2015 Announces strategic partnership with Cisco Brewers
11-Jan-2016 Announces agreement with Pabst for potential sale of Woodinville brewery
23-Aug-2016 Announces a series of new commerical agreements with ABI and option to acquire the rest of CBA at qualifying offer of $24.50 by Aug-2019 Share Price: 22.5%
3-May-2017 Reconfirms 2017 guidance after reporting 14% depletion growth for Kona, 13% increase in total company net sales and 640 bps improvement in gross margin
08-Nov-2017 Announces Q3'17 results with 9% depletion growth for Kona with a 10% increase year-to-date
10-Oct-2018 Announces acquisition of partner brands, AMB, Cisco Brewers, and Wynwood Brewing
06-Mar-2019 Announces Q4'18 results with strong growth in Kona brand (~11%), but decreasing depletions and shipments for CBA as a whole
23-Aug-2019 ABI declines the $24.50 qualifying offer and announces one-time incentive payment of $20mm Share Price: (20.6)%
$ 7.29
Volume
Craft Brew Alliance

Source: Bloomberg as of 08-Nov-2019

Transaction Overview
5

HIGHLY CONFIDENTIAL Relative Stock Price Performance Over Time Craft Brew Alliance vs. Selected Publicly Traded Companies Last 1 Year Last 3 Years 160% 290% 140% 240% 122.5% 120% 18.3% 15.2% 8.4% 7.4% 190% 100% (8.4)% (15.9)% 80% 140% 23.5% 15.4% 12.6% 60% 90% (56.7)% 40% (31.3)% (49.2)% (49.2)% 20% 40% Nov-2018 Feb-2019 May-2019 AB InBev Aug-2019 Nov-2019 Nov-2016 Aug-2017 May-2018 Feb-2019 Nov-2019 Craft Brew Alliance Molson Coors Constellation Brands Boston Beer Heineken S&P 500 Cons Staples Source: Bloomberg as of 08-Nov-2019 1 Since 22-Aug-2019. Transaction Overview 6 Indexed Price Indexed Price Since announcement that ABI would not make a qualified offer1, CBA has seen a (43.8)% decline in its share price

HIGHLY CONFIDENTIAL Operational and Trading Benchmarking of Selected Public Companies Revenue Growth 2018A - 2021E EBITDA Growth 2018A - 2021E EPS Growth 2018A - 2021E 19.0% 2020E Margin 8.0% 9.4%18.0%23.8% 37.9%41.2%20.8% Median: 6.5% 19.5% 22.8 % Median: 2.6% 5.2% 2.6% 2.6% (0.9)% (3.9)% (6.2)% Mgmt. BREW SAMHEIA ABI STZ TAP Mgmt. Analysts Mgmt. Analysts Mgmt. Analysts 2020E EV / Sales 2020E EV / EBITDA 2020E P/E Median: 2.9 x Median: 11.9 x 30.6 x Median: 19.2 x 6.3 x 16.6 x 16.0 x 19.2 x 17.5 x .6 x .0 x Mgmt. BREW STZ ABI SAMHEIATAP Mgmt. BREW STZ SAM HEIA ABI TAP Mgmt. BREW SAM STZHEIA ABI TAP Mgmt. Analysts Mgmt. Analysts Mgmt. Analysts Source: CapIQ, market data as of 08-Nov-2019 Note: Management projections include deferred ABI international incentive revenue. Transaction Overview 7 13.1 x 11.9 x 11.9 x 10.1 x 9 1.0 x 0.9 x 4.9 x 2.9 x 2.8 x 2 27.0 x 20.6 x .4 x NM 13 10.6% 4.7% 7.7% 8.7% 13.4% 6.5% 1.6% 5.4 % Median: 1.6% 5.3% 1.7% 1.6% 1.2%

HIGHLY CONFIDENTIAL Research Analyst Perspectives ($ in millions, except per share data) 2019E / 2020E Date of Last Research Buy / Sell / Hold Valuation Methodology Broker Price Target EBITDA (mm) EPS  DCF analysis assuming: — — 6% revenue growth medium term EBIT margin expansion from 3.2% in FY18 to 8% by 2025 Terminal growth rate 2.5% 7% WACC 19-Sep-2019 Buy $16.00 $16 / $21 $0.10 / $0.31 — —  7-year DCF analysis using 8% WACC and 3% terminal growth rate Supporting metrics: EV / Revenue and EV / EBITDA multiples relative to peers Maxim 5-Sep-2019 Buy $16.00 18 / 25 (0.07) / 0.36    Target sales multiple of ~1.5x Additional methodologies: — — — — P/E Relative P/E vs. S&P 500 Price-to-Sales EV / EBITDA 5-Sep-2019 Buy $14.00 - / - (0.09) / 0.27  $500-600/bbl value for Kona (partially offset by the rest of BREW's portfolio) BMO 5-Sep-2019 Hold $10.00 13 / 15 0.01 / 0.07 21 / 24 0.32 / 0.43 estimate of ~$244mm Source: Wall Street Research Transaction Overview 8 16-Aug-2019Hold$15.00 Sales multiple of 1.2x based on 2020E net sales Median$15.00$17 / $23$0.01 / $0.31

HIGHLY CONFIDENTIAL II. Financial Projections

HIGHLY CONFIDENTIAL Summary Historical and Projected CBA Financial Performance Includes Deferred Revenue from ABI International Incentive Payment ($ in millions, except per share data) Total Shipments (‘000 bbls) Revenue Total Shipments 749 754 748 766 800 836 $ 227 $ 217 269 Kona Other CBA Brands1 265 261 $ 207 328 $ 206 $ 206 362 258 2017A 2018A 2019E 2020E 2021E 2022E 2017A 2018A 2019E 2020E 2021E 2022E Adjusted EBITDA EPS CAGR: NA $ 27 $ 0.50 $ 0.49 $(0.53) 2017A 2018A 2019E 2020E 2021E 2022E 2017A 2018A 2019E 2020E 2021E 2022E Source: CBA Management Projections 1 Other CBA brands include Widmer, Redhook, Omission, Cisco Brewers, Appalachian Mountain, Wynwood, Square Mile and all contract. Financial Projections 10 $ 0.21$ 0.28 $ 0.06 $ 22 $ 17$ 18$ 16 $ 6 567 535 490 505 426 387 $ 199

HIGHLY CONFIDENTIAL Comparison of Financial Projections Management Projections versus IBES Median ($ in millions, except per share data) Wall Street Consensus '18 - '21 CAGR '18 - '21 CAGR FYE - 31-Dec Revenue 1.7% 5.4% % Growth  bps to Street Gross Profit 3.1% 9.6% % Margin  bps to Street 7.7% 10.6% % EBITDA Margin  bps to Street 8.7% 1.6 %  bps to Street Source: CBA Management Projections, Wall Street Research as of 08-Nov-2019 Note: CBA Management Projections includes deferred revenue from ABI international incentive payment for purposes of comparison. Financial Projections 11 EPS Adj. EBITDA 2018 2019E2020E2021E $ 206 (0.6)% $ 68 33.1% $ 210$ 227$ 241 1.8%8.0%6.5% ---$ 75$ 83$ 90 35.9%36.7%37.3% ---$ 18 $ 16$ 21$ 24 8.5% 7.8%9.4%9.8% ---$ 0.21 $ 0.01$ 0.27$ 0.22 ---CBA Management Projections 2018 2019E2020E2021E $ 206 (0.6)% $ 68 33.1% $ 199$ 206$ 217 (3.3)%3.3%5.3% (504)(473)(123) $ 67$ 69$ 75 33.5%33.5%34.5% (240)(322)(279) $ 18 $ 6$ 16$ 22 8.5% 2.8%8.0%10.1% (503)(136)29 $ 0.21 $(0.53)$ 0.06$ 0.28 (54)(21)6

HIGHLY CONFIDENTIAL III. Financial Analyses

HIGHLY CONFIDENTIAL

INVESTMENT BANKING DIVISION

Summary of Financial Analyses

Current Share Price: $7.39 | Offer Price: $16.50

		Price per Share (Low)	Price per Share (High)	Comments
Financial Analyses	Discounted Cash Flow	$ 11.34	$ 16.68	■ 2.0% to 2.5% perpetuity growth rate ■ 6.0% to 7.0% weighted average cost of capital ■ Implied midpoint terminal LTM EV/EBITDA multiple of 12.6x
	Present Value of Future Share Price	$ 5.21	$ 13.76	■ 10.5x – 14.5x multiple applied to NTM EBITDA — Current NTM EV/EBITDA: 10.6x — Industry Peers NTM EV/EBITDA: 12.0x ■ Cost of equity of 7.0%
	Selected Precedent Transactions	$ 3.50	$ 16.77	■ 8.8x – 31.5x multiple applied to Q2 2019 LTM EBITDA of $11mm — Low: Hartwall / Danish Royal Unibrew (2013) — High: Ballast Point / Constellation Brands (2015)
	Precedent Public Takeover Premia	$9.44	$12.19	■ Based on precedent public M&A 1-day premia for all cash transactions since 2014 with EV $100mm – $1,000mm — Low: 25% percentile of ~13.9% — High: 75% percentile of ~47.1%
Reference Information	Public Comps Trading	$ 4.84	$ 9.57	■ 9.6x – 16.6x multiple applied to 2020E EBITDA — Low: Molson Coors — High: Boston Beer
	52-Week Trading Range (Intraday)	$ 7.11	$ 18.07	■ **High:** $18.07 (08-Nov-2018) ■ **Low:** $7.11 (31-Oct-2019)
	Analyst Price Targets	$ 10.00	$ 16.00	■ **High:** $16.00, Maxim Group (05-Sep-2019) ■ **Low:** $10.00, BMO Capital Markets (05-Sep-2019)

Source: CBA Management Projections, company filings, Bloomberg, Wall Street Research. Market data as of 08-Nov-2019
Note: Balance sheet data as provided by CBA Management as of 31-Oct-2019 with net debt of $31mm, comprised of $10mm cash (which includes $20mm cash payment from ABI) and $41mm gross debt, 19.5mm basic shares outstanding and fully diluted shares calculated as of 08-Nov-2019 per CBA management.

Financial Analyses 13

HIGHLY CONFIDENTIAL

INVESTMENT BANKING DIVISION

Goldman Sachs

Discounted Cash Flow Analysis
($ in millions)

FYE Dec-31	FY2019E	FY2020E	FY2021E	FY2022	FY2023	FY2024	Terminal Year
Revenue	$ 196.2	$ 202.7	$ 213.6	$ 224.1	$ 230.8	$ 237.7	$ 237.7
% Growth		*3.3 %*	*5.4 %*	*4.9 %*	*3.0 %*	*3.0 %*	*0.0 %*
Adjusted EBITDA[1]	$ 2.3	$ 13.2	$ 18.7	$ 24.0	$ 25.1	$ 26.0	$ 26.0
% Margin	*1.2 %*	*6.5 %*	*8.8 %*	*10.7 %*	*10.9 %*	*10.9 %*	*10.9 %*
Adjusted EBIT	**$(15.1)**	**$(0.5)**	**$ 4.8**	**$ 10.1**	**$ 10.8**	**$ 11.2**	**$ 19.8**
% Margin	*(7.7)%*	*(0.3)%*	*2.3 %*	*4.5 %*	*4.7 %*	*4.7 %*	*8.3 %*
(-) Taxes		0.0	(1.2)	(2.4)	(2.6)	(2.7)	(4.8)
% Tax Rate		-	*24.1 %*	*24.1 %*	*24.1 %*	*24.1 %*	*24.1 %*
NOPAT		**$(0.5)**	**$ 3.7**	**$ 7.7**	**$ 8.2**	**$ 8.5**	**$ 15.1**
(+) D&A		12.0	12.1	12.1	12.5	12.9	4.2
(-) Δ in NWC		(0.5)	(0.8)	(0.9)	(0.9)	(0.9)	(0.9)
(-) Capex		(13.5)	(4.0)	(4.0)	(4.1)	(4.2)	(4.2)
Unlevered Free Cash Flow		**$(2.5)**	**$ 11.0**	**$ 15.0**	**$ 15.7**	**$ 16.2**	**$ 14.2**

Equity Value per Share

Discount Rate	Perpetuity Growth Rate 2.00 %	2.25 %	2.50 %
6.0 %	$ 14.63	$ 15.58	$ 16.68
6.8 %	11.86	12.50	13.21
7.0 %	11.34	11.93	12.58

Implied Terminal LTM EBITDA Multiple

Discount Rate	Perpetuity Growth Rate 2.00 %	2.25 %	2.50 %
6.0 %	14.3 x	15.3 x	16.4 x
6.8 %	11.9	12.6	13.4
7.0 %	11.5	12.1	12.8

Source: CBA Management Projections
Note: Cash flows discounted to 31-Dec-2020 using mid-year convention for cash flows as end of 31-Dec-2020. Terminal value calculated as of FY2024E. Reflects net debt of $31mm as provided by CBA Management as of 31-Oct-2019, comprised of $10mm cash (which includes $20mm cash payment from ABI) and $41mm gross debt in calculation of equity value per CBA management. Reflects 19.466mm shares outstanding including 0.302mm options, 0.181mm RSUs, 0.139 PSUs and 0.029 stock grants per CBA management. Reflects marginal tax rate of 24.1% per CBA management.
[1] Adjusted EBITDA includes stock based compensation.

Financial Analyses

14

HIGHLY CONFIDENTIAL Public Market Present Value of Future Share Price Analysis Based on Forward EV/EBITDA Multiple Present Value of Future Stock Price at 7.0 % Cost of Equity1 Future Value of Stock Price $18.00 $18.00 Forward EV / EBITDA Multiple 15.89 13.76 Current 10.6x 13.51 $ 11.65 Industry Peers $12.00 $12.00 11.70 12.0x 11.14 CBA 3-Year Average 9.65 17.3x $ 7.29 $ 7.29 Average Since ABI Non-Offer2 13.0x $6.00 $6.00 $0.00 $0.00 Current Price 2019E 2020E 2021E Current Price 2019E 2020E 2021E Current 10.5x Forward EV/EBITDA 12.5x Forward EV/EBITDA 14.5x Forward EV/EBITDA As Of Dec-2019 Dec-2020 Dec-2021 ’19 – ’21 CAGR Fwd. EBITDA $ 13.2 $ 18.7 $ 24.0 34.8% 44.9 39.5 30.7 Debt 11.0 1.0 1.0 Cash3 Source: CBA Management Projections Note: “Current” represents CBA share price as of 08-Nov-2019. Present value reflects implied future value of stock price discounted back to 08-Nov-2019. 1 Please refer to pg. 21 for detailed calculation of cost of equity. 2 Since day prior to ABI announcement of incentive payment on 22-Aug-2019. 3 Includes proceeds from $20mm ABI payment. Financial Analyses 15 $ $ 10.79$ $ $ 7.84$ 9.07 $ 6.52$ 7.34 $ 5.21 $ $ $ $ 9.80 $ 7.91 $ 7.92 $ 6.59 $ 5.26

HIGHLY CONFIDENTIAL Selected Precedent ($ in millions) Transactions Anounced Date EV / LTM EBITDA Target Acquirer Enterprise Value Jan-2019 Fuller, Smith & Turner's Beer Business Asahi $ 329 23.6 x Dec-2016 AB-InBev (CEE Brands) Asahi $ 7,767 14.8 Nov-2015 Ballast Point Constellation Brands $ 1,000 31.5 Nov-2015 MillerCoors (58% stake) Molson Coors 12,000 11.5 Nov-2015 SABMiller AB InBev 107,900 18.9 Jan-2014 Oriental Brewery AB InBev 5,800 11.6 Jul-2013 Hartwall Danish Royal Unibrew 577 8.8 Jun-2012 Grupo Modelo (49.7% stake) AB InBev 32,200 12.9 Sep-2011 Foster's SABMiller 11,786 14.5 Jul-2008 Anheuser-Busch InBev 62,000 12.4 Jan-2008 Scottish & Newcastle / BBH Carlsberg 11,503 12.2 Jan-2008 Scottish & Newcastle Assets Heineken 8,925 12.9 Nov-2007 Grolsch SABMiller 1,196 14.4 Source: Company filings, press releases and investor presentations Financial Analyses 16 Median 12.9 x Mean 15.4

HIGHLY CONFIDENTIAL Acquisition Premia for All Cash Transactions U.S. Deals $100mm - $1,000mm in Enterprise Value Median 1 Day Premia on All Cash Transactions Precedent Transactions 75th Percentile: 47.1 % Precedent Transactions Median: 27.4 % Precedent Transactions 25th Percentile: 13.9% 35.0% 2014 2015 2016 2017 2018 2019 YTD 82 106 134 110 103 78 Transactions (#) Source: Thomson Reuters as of 08-Nov-2019 Financial Analyses 17 31.3% 27.4% 28.8% 24.0% 19.1%

HIGHLY CONFIDENTIAL Public Market Trading Multiples Over Time LTM EV / EBITDA NTM EV / EBITDA 35x Since 63x Since day ay 10.6 x 12.0 9.6 16.6 16.6 12.0 4 x 0 7 0 2 4 56x 30x 49x 25x 42x 20x 35x 16.6 x 16.6 x 28.0 x 25.4 x 28x 15x 12.0 x 12.0 x 10.6 x 9.6 x 21x 20.2 x 10x 14x 13.4 x 12.0 x 9.7 x 7x 5x Nov-2014 Feb-2016 May-2017 Aug-2018 Nov-2019 Nov-2014 Feb-2016 May-2017 Aug-2018 Nov-2019 Source: Bloomberg, CapIQ and IBES estimates. Market data as of 08-Nov-2019 Note: NTM EBITDA estimates for Craft Brew Alliance are unavailable prior to 19-Oct-2017. 1 Since announcement shows performance since day prior to ABI announcement of incentive payment on 22-Aug-2019. Financial Analyses 18 LTM EBITDA Multiple NTM-Time Weighted EBITDA Multiple Average 3Y 1Y 3M Announcement1 Tod Craft Brew Alliance 26.1 x 28.4 x 30.1 x 28.4 x 25. Anheuser-Busch 15.7 12.9 13.3 13.2 12. Molson Coors 12.9 9.7 9.7 9.7 9. Constellation Brands 15.8 14.9 25.3 27.4 28. Boston Beer Company 15.7 20.7 23.3 22.8 20. Heineken 13.3 13.6 13.9 13.9 13. Average 3Y 1Y 3MAnnoucement1To Craft Brew Alliance17.3 x 16.3 x 13.0 x13.0 x Anheuser-Busch13.412.012.512.5 Molson Coors10.49.39.39.3 Constellation Brands16.116.217.417.4 Boston Beer Company14.817.819.419.4 Heineken11.311.512.112.1

HIGHLY CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Public Company Trading

($ in millions, except per share data)

Company	Closing Price 8-Nov-2019	% of 52 Week High	Adjusted Equity Market Cap (1)	Adjusted Enterprise Value (1)	Enterprise Value Multiples (2) Sales 2019	Sales 2020	Sales 2021	EBITDA 2019	EBITDA 2020	EBITDA 2021	Calendarized P/E Multiples (2) 2019	2020	2021	5-Year EPS CAGR (2)	2020 PE/5-Year EPS CAGR	Dividend Yield
Craft Brew Alliance (Analyst)	**$ 7.29**	**42 %**	**$ 142**	**$ 215**	**1.0 x**	**0.9 x**	**0.9 x**	**13.1 x**	**10.1 x**	**9.1 x**	**NM**	**27.0 x**	**33.1 x**	**27.5 %**	**1.0 x**	**0.0 %**
Craft Brew Alliance (Mgmt)	**$ 7.29**	**42**	**142**	**215**	**1.1**	**1.0**	**1.0**	**38.7**	**13.1**	**9.8**	**NM**	**NM**	**26.5**	**-**	**-**	**-**
AB InBev (3)	€ 71.10	77 %	$ 169,245	$ 269,246	5.0 x	4.9 x	4.7 x	12.3 x	11.9 x	11.3 x	16.9 x	17.5 x	15.6 x	13.3 %	1.3 x	3.9 %
Boston Beer	$ 361.97	81	4,312	4,331	3.5	2.9	2.6	20.3	16.0	13.9	37.8	30.6	27.1	21.5	1.4	0.0
Constellation Brands	187.56	87	35,789	49,557	6.1	6.3	6.0	16.7	16.6	15.1	21.8	20.6	17.8	5.8	3.6	1.6
Heineken (4)	€ 91.00	88	60,709	78,437	3.0	2.8	2.7	12.6	11.9	11.1	20.7	19.2	17.7	7.0	2.7	2.8
Molson Coors	$ 53.79	80	11,826	21,002	2.0	2.0	2.0	9.2	9.6	9.6	12.5	13.4	12.9	(7.0)	NM	4.2
	High	88 %	$ 169,245	$ 269,246	6.1 x	6.3 x	6.0 x	20.3 x	16.6 x	15.1 x	37.8 x	30.6 x	27.1 x	21.5 %	3.6 x	4.2 %
	Mean	83	56,376	84,515	3.9	3.8	3.6	14.2	13.2	12.2	21.9	20.3	18.2	8.1	2.3	2.5
	Median	81	35,789	49,557	3.5	2.9	2.7	12.6	11.9	11.3	20.7	19.2	17.7	7.0	2.1	2.8
	Low	77	4,312	4,331	2.0	2.0	2.0	9.2	9.6	9.6	12.5	13.4	12.9	(7.0)	1.3	0.0

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research.
(3) EV adjusted for 61.9% ownership in AmBev and sale of CCBA stake to Coca-Cola.
(4) EV adjusted for market value of investments in CCU (30%) and other minorities.

Financial Analyses 19

HIGHLY CONFIDENTIAL Appendix A:Weighted Average Cost of Capital Calculation

HIGHLY CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Weighted Average Cost of Capital Analysis

($ in millions)

WACC Calculation

Debt / Cap	10.0 %
Equity / Cap	90.0 %
Implied Debt / Equity Ratio	**0.11**
Risk-Free Rate	2.25 %
Equity Beta	0.90
Equity Risk Premium	5.20 %
Cost of Equity	**6.93 %**
Illustrative Pre-Tax Cost of Debt	7.50 %
After-Tax Cost of Debt	5.70 %
Weighted-Average Cost of Capital	**6.81 %**

Sensitivity Table

		Debt / Total Capitalization		
		5.0%	10.0%	15.0%
Equity Beta	0.80	6.38%	6.34%	6.31%
	0.90	6.87%	6.81%	6.75%
	1.00	7.36%	7.28%	7.19%

For Reference: Selected Public Companies

Company	Historical Equity Beta	Predicted Beta	Total Debt (mm)	Total Cash (mm)	Net Debt (mm)	Basic Market Cap (mm)	Debt to Cap
Craft Brew Alliance (Analyst)	0.54	1.00	$ 74	$ 0.5	$ 73	$ 142	34.0 %
AB InBev	1.55	1.44	$ 112,741	$ 12,740	$ 100,001	$ 153,514	39.4 %
Boston Beer	0.55	1.07	$ 47	$ 27	$ 19	$ 4,312	0.4 %
Constellation Brands	0.78	0.82	$ 13,536	$ 81	$ 13,455	$ 35,789	27.3 %
Heineken	0.90	0.70	$ 17,839	$ 1,751	$ 16,088	$ 51,886	23.7 %
Molson Coors	1.21	0.93	$ 9,586	$ 410	$ 9,176	$ 11,638	44.1 %
Median (Excl. CBA)	**0.90**	**0.93**	**$ 13,536**	**$ 410**	**$ 13,455**	**$ 35,789**	**27.3 %**
Mean (Excl. CBA)	**1.00**	**0.99**	**$ 30,750**	**$ 3,002**	**$ 27,748**	**$ 51,428**	**27.0 %**

Source: Axioma and CapIQ as of 08-Nov-2019

Note: Equity beta for WACC calculation uses median of selected peers. Equity beta calculated using Axioma historical methodology.

Weighted Average Cost of Capital Calculation

21

HIGHLY CONFIDENTIAL Appendix B:Additional Supplemental Materials

HIGHLY CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Summary of Management Financial Plan

Excludes Deferred Revenue from ABI International Incentive Payment

Income Statement ($ in millions, except per share data)

			Management Projections							
FYE 31-Dec	2017A	2018A	2019E	2020E	2021E	2022E	2023E	2024E	'17 - '19 CAGR	'19 - '22 CAGR
Beer Revenue	$ 176.4	$ 176.2	$ 171.7	$ 177.6	$ 187.4	$ 197.7	$ 203.6	$ 209.8		
% Growth		*(0.2)%*	*(2.5)%*	*3.5 %*	*5.5 %*	*5.5 %*	*3.0 %*	*3.0 %*		
Pub Revenue	$ 27.6	$ 24.0	$ 24.5	$ 25.1	$ 26.1	$ 26.4	$ 27.2	$ 28.0		
% Growth		*(13.0)%*	*2.1 %*	*2.2 %*	*4.3 %*	*0.9 %*	*3.0 %*	*3.0 %*		
Total Revenue	**$ 204.1**	**$ 200.2**	**$ 196.2**	**$ 202.7**	**$ 213.6**	**$ 224.1**	**$ 230.8**	**$ 237.7**	**(1.9)%**	**4.5 %**
% Growth	*0.0 %*	*(1.9)%*	*(2.0)%*	*3.3 %*	*5.4 %*	*4.9 %*	*3.0 %*	*3.0 %*		
Beer COGS	$ 116.4	$ 115.2	$ 110.7	$ 114.7	$ 119.2	$123.0	$126.7	$130.5		
% of Revenue	*66.0 %*	*65.4 %*	*64.5 %*	*64.6 %*	*63.6 %*	*62.2 %*	*62.2 %*	*62.2 %*		
Pub COGS	$ 25.8	$ 22.7	$ 22.0	$ 22.3	$ 22.8	$ 22.9	$ 23.6	$ 24.3		
% of Revenue	*93.3 %*	*94.3 %*	*89.5 %*	*88.9 %*	*87.2 %*	*86.7 %*	*86.7 %*	*86.7 %*		
Total COGS	**$ 142.2**	**$ 137.9**	**$ 132.6**	**$ 137.0**	**$ 142.0**	**$ 145.9**	**$ 150.2**	**$ 154.8**	**(3.4)%**	**3.2 %**
Beer Gross Profit	$ 60.0	$ 61.0	$ 61.0	$ 62.9	$ 68.2	$ 74.7	$ 77.0	$ 79.3		
Pub Gross Profit	1.8	1.4	2.6	2.8	3.3	3.5	3.6	3.7		
Total Gross Profit	**$ 61.9**	**$ 62.3**	**$ 63.6**	**$ 65.7**	**$ 71.6**	**$ 78.2**	**$ 80.6**	**$ 83.0**	**1.4 %**	**7.2 %**
% Margin	*30.3 %*	*31.1 %*	*32.4 %*	*32.4 %*	*33.5 %*	*34.9 %*	*34.9 %*	*34.9 %*		
SG&A	$ 60.5	$ 62.6	$ 74.0	$ 66.2	$ 66.8	$ 68.1	$ 69.8	$ 71.8		
SG&A - Kona Lawsuit	-	-	$ 4.7	-	-	-	-	-		
% of Revenue	*29.6 %*	*31.3 %*	*37.7 %*	*32.7 %*	*31.3 %*	*30.4 %*	*30.2 %*	*30.2 %*		
% Growth	-	*3.5 %*	*18.2 %*	*(10.5)%*	*0.8 %*	*2.0 %*	*2.5 %*	*2.8 %*		
Operating Income	**$ 1.4**	**$(0.2)**	**$(15.1)**	**$(0.5)**	**$ 4.8**	**$ 10.1**	**$ 10.8**	**$ 11.2**	**NA**	**NA**
% Margin	*0.7 %*	*(0.1)%*	*(7.7)%*	*(0.3)%*	*2.3 %*	*4.5 %*	*4.7 %*	*4.7 %*		
EBITDA	**$ 14.1**	**$ 11.6**	**$(2.4)**	**$ 13.2**	**$ 18.7**	**$ 24.0**	**$ 25.1**	**$ 26.0**		
% Margin	*6.9 %*	*5.8 %*	*(1.2)%*	*6.5 %*	*8.8 %*	*10.7 %*	*10.9%*	*10.9%*		
Adjusted EBITDA[1]	**$ 14.1**	**$ 11.6**	**$ 2.3**	**$ 13.2**	**$ 18.7**	**$ 24.0**	**$ 25.1**	**$ 26.0**	**(59.5)%**	**118.5 %**
% Margin	*6.9 %*	*5.8 %*	*1.2 %*	*6.5 %*	*8.8 %*	*10.7 %*	*10.9%*	*10.9%*		

Source: CBA Management Projections
Note: Reflects tax rate of 24% per CBA management.
[1] Adjusted EBITDA adjusts for $4.7mm charge related to Kona class action lawsuit in 2019E.

Additional Supplemental Materials

23

HIGHLY CONFIDENTIAL Total Shipments by Brand 2019E 2020E 2021E 2022E Kona % Growth 490,196 504,902 3.0% 535,380 6.0% 567,025 5.9 % Widmer % Growth 89,868 77,835 (13.4)% 77,603 (0.3)% 77,373 (0.3)% Redhook % Growth 60,088 52,099 (13.3)% 52,065 (0.1)% 52,032 (0.1)% Omission % Growth 39,941 41,774 4.6% 41,774 0.0% 41,774 0.0 % Cisco Brewers % Growth 22,619 23,298 3.0% 24,256 4.1% 25,086 3.4 % Appalachian Mountain % Growth 12,889 13,964 8.3% 14,538 4.1% 15,035 3.4 % Wynwood % Growth 11,286 27,636 144.9% 30,348 9.8% 33,439 10.2 % Square Mile % Growth 6,919 6,442 (6.9)% 6,442 0.0% 6,442 0.0 % All Contract % Growth 14,288 18,079 26.5% 18,079 0.0% 18,079 0.0 % Source: CBA Management Projections Additional Supplemental Materials 24 Total Shipments747,531766,028800,485836,285